Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $28.1 MILLION AND DILUTED EARNINGS PER SHARE OF $0.64; DECLARES CASH DIVIDEND

NORWICH, NY (July 23, 2018) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported record net income and diluted earnings per share for both the three and six months ended June 30, 2018.

Net income for the three months ended June 30, 2018 was $28.1 million, up from $26.0 million for the first quarter of 2018 and up from $21.4 million for the second quarter of 2017. Diluted earnings per share for the three months ended June 30, 2018 was $0.64, as compared with $0.59 for the prior quarter and $0.49 for the second quarter of 2017.

Net income for the six months ended June 30, 2018 was $54.1 million, up 29.9% from $41.6 million for the same period last year. Diluted earnings per share for the six months ended June 30, 2018 was $1.23, as compared with $0.95 for the same period in 2017, an increase of 29.5%.

Highlights:

•	Quarter-to-date earnings per share up 8.5% from prior quarter and up 30.6% from prior year

•	Quarter-to-date net income up 8.2% from prior quarter and up 31.7% from prior year

•	Year-to-date loan growth of 8.4% (annualized)

•	Average demand deposits for the six months ended June 30, 2018 up 4.9% from the same period in 2017

•	Full cycle deposit beta of 3.4% through the quarter ending June 30, 2018[1]

•	FTE net interest margin of 3.57% for the six months ended June 30, 2018

•	Nonperforming assets to total assets decreased 4 basis points from prior quarter to 0.32%

“Our focus on recruiting and developing the best team in community banking has propelled our ongoing success and our achievement of record net income and earnings per share for the second quarter and first half of 2018,” said NBT President and CEO John H. Watt, Jr. “Healthy organic growth in loans and demand deposits and the growth of our retirement plan services line of business are among the drivers through which we continue to build long-term value for our shareholders,” Watt added.

1 The change in the Company’s quarterly deposit costs from December 31, 2015 to June 30, 2018 of 0.06% divided by the change in Federal Reserve’s target fed funds rate from December 2015 to June 30, 2018 of 1.75%

Net interest income was $75.7 million for the second quarter of 2018, up $2.3 million or 3.1%, from the previous quarter. Fully taxable equivalent (“FTE”) net interest margin was 3.57% for the three months ended June 30, 2018, comparable to the previous quarter. The yield on average earning assets increased 7 basis points (“bps”) from the prior quarter to 3.99%, primarily reflecting higher loan yields. The cost of interest bearing liabilities increased 10 bps to 0.61% for the quarter ended June 30, 2018, driven by increased short-term borrowings costs, with interest-bearing deposit costs increasing 8 bps. Average interest earning assets were up $174.2 million, or 2.1%, as compared to the prior quarter, primarily driven by a $158.3 million increase in loans.

Net interest income was $75.7 million for the second quarter of 2018, up $6.1 million, or 8.8%, from the second quarter of 2017. FTE net interest margin of 3.57% was up 13 bps from the second quarter of 2017 as the improvement in asset yields was partially offset by the increase in cost of interest bearing liabilities. Average interest earning assets were up $345.4 million, or 4.2%, from the same period in 2017, primarily driven by a $456.7 million increase in loans that was partially offset by a $107.4 million decrease in securities.

Net interest income for the first six months of 2018 was $149.2 million, up $11.1 million, or 8.0%, from the same period in 2017. FTE net interest margin of 3.57% for the six months ended June 30, 2018, was up from 3.45% for the same period in 2017 primarily due to increasing asset yields and the Company’s deposit costs remaining relatively stable. Average interest earning assets were up $300.0 million, or 3.7% for the six months ended June 30, 2018, as compared to the same period in 2017, which was driven by a $419.2 million increase in loans that was partially offset by a $111.9 million decrease in securities. Interest income increased $14.2 million, or 9.4% due to the increase in earning assets combined with a 20 bp improvement in loan yields. Interest expense was up $4.1 million, or 33.4%, for the six months ended June 30, 2018 as compared to the same period in 2017 and resulted primarily from a 13 bp increase in rates driven by higher borrowing costs and a modest 7 bp increase in the cost of deposits. The Federal Reserve began raising their target fed funds rate in December 2015 and has increased the target fed funds rate by a total of 1.75% through June 30, 2018. During this same cycle of increasing rates, the Company’s deposit rates have increased by 0.06%, resulting in a full cycle deposit beta of 3.4%. The favorable deposit beta was influenced by a favorable loan to deposit ratio and deposit mix.

Noninterest income for the three months ended June 30, 2018 was $34.2 million, up $2.9 million, or 9.2%, from the prior quarter and up $3.9 million, or 12.7%, from the second quarter of 2017. The increase from the prior quarter was driven by higher retirement plan administration fees, ATM and debit card fees and other noninterest income that were partially offset by lower insurance and other financial services revenue during the second quarter of 2018. Retirement plan administration fees increased in the second quarter of 2018 as compared to the first quarter of 2018 due to the acquisition of Retirement Plan Services, LLC (“RPS”) in the second quarter of 2018. ATM and debit card fees increased from prior quarter due to higher number of accounts and usage. Other noninterest income increased due to higher swap fee income. The increase from the second quarter of 2017 was driven by higher retirement plan administration fees resulting from the RPS acquisition and other noninterest income due primarily to higher swap fees.

Noninterest income for the six months ended June 30, 2018 was $65.4 million, up $6.4 million, or 10.8%, from the same period in 2017. The increase from the prior year was driven by higher retirement plan administration fees due to the acquisitions of RPS in the second quarter of 2018 and of Downeast Pension Services in the second quarter of 2017. Other noninterest income in the first half of 2018 increased compared to the same period of 2017 due primarily to higher swap fee income and non-recurring gains recognized in the first six months of 2018.

Noninterest expense for the three months ended June 30, 2018 was $64.9 million, up $0.6 million, or 1.0%, from the prior quarter and up $4.6 million, or 7.6%, from the second quarter of 2017. The increase from the prior quarter was driven by a $1.2 million increase in salaries and employee benefits primarily due to the acquisition of RPS that were partially offset by a decrease in seasonal occupancy expense. The increase from the second quarter of 2017 was driven by an increase in salaries and employee benefits expenses primarily due to the RPS acquisition, wage increases from tax reform initiatives and higher incentive compensation.

Noninterest expense for the six months ended June 30, 2018 was $129.2 million, up $7.6 million, or 6.2%, from the same period in 2017. The increase from the prior year was driven by higher salaries and employee benefits and equipment expense that were partially offset by lower other noninterest expenses in the first half of 2018 as compared to the same period of 2017 due primarily to lower retirement plan costs. The increase in salaries and employee benefits was primarily due to the RPS acquisition in second quarter of 2018, the acquisition of Downeast Pension Services in the second quarter of 2017, timing of incentive compensation and wage increases from tax reform initiatives.

Income tax expense for the three months ended June 30, 2018 was $8.1 million, up $1.1 million, or 15.7%, from the prior quarter and down $2.6 million, or 24.0%, from the second quarter of 2017. The effective tax rate of 22.4% for the second quarter of 2018 was up from 21.2% for the first quarter of 2018 and down from 33.3% for the second quarter of 2017. The increase in income tax expense from the prior quarter was due to a lower income tax benefit from equity-based transactions and higher level of taxable income. The decrease in income tax expense from the second quarter of 2017 was due to the lower effective tax rate from the Tax Cuts and Jobs Act partially offset by a higher level of taxable income. Excluding the tax benefit from equity-based transactions, the effective tax rate was 22.5% for both the second quarter of 2018 and first quarter of 2018.

Income tax expense for the six months ended June 30, 2018 was $15.1 million, down $3.9 million, or 20.3% from the same period of 2017. The effective tax rate of 21.8% for the first six months of 2018 was down from 31.3% for the same period in the prior year. The decrease in income tax expense from the prior year was due to the lower effective tax rate from the Tax Cuts and Jobs Act partially offset by a higher level of taxable income and lower tax benefit from equity-based transactions. Excluding the tax benefit from equity-based transactions, the effective tax rate was 22.5% and 33.9% for the six months ending June 30, 2018 and 2017, respectively.

Asset Quality

Net charge-offs of $6.5 million for the three months ended June 30, 2018 were down as compared to $6.8 million for the prior quarter and $6.7 million for the second quarter of 2017. Due primarily to loan growth, provision expense was higher at $8.8 million for the three months ended June 30, 2018, as compared with $7.5 million for the prior quarter and $7.6 million for the second quarter of 2017. Annualized net charge-offs to average loans for the second quarter of 2018 was 0.39%, down from 0.42% for the prior quarter and from 0.42% for the second quarter of 2017.

Net charge-offs of $13.3 million for the six months ended June 30, 2018 were down as compared to $13.5 million for the same period of 2017. Provision expense was $16.3 million for the six months ended June 30, 2018, as compared with $14.9 million for the same period of 2017. Provision expense increased compared to the first six months of 2017 primarily due to loan growth. Annualized net charge-offs to average loans for the first six months of 2018 was 0.40% as compared with 0.44% for the first six months of 2017.

Nonperforming loans to total loans was 0.38% at June 30, 2018, down 5 bps from 0.43% for the prior quarter and down 12 bps from 0.50% at June 30, 2017. Past due loans as a percentage of total loans were 0.50% at June 30, 2018, down from 0.53% at March 31, 2018 and 0.59% at June 30, 2017.

The allowance for loan losses totaled $72.5 million at June 30, 2018, compared to $70.2 million at March 31, 2018 and $66.6 million at June 30, 2017. The allowance for loan losses as a percentage of loans was 1.06% (1.11% excluding acquired loans) at June 30, 2018, compared to 1.06% (1.12% excluding acquired loans) at March 31, 2018 and to 1.05% (1.13% excluding acquired loans) at June 30, 2017.

Balance Sheet

Total assets were $9.5 billion at June 30, 2018, up $330.3 million, or 3.6%, from December 31, 2017. Loans were $6.9 billion at June 30, 2018, up $274.3 million, or 4.2%, from December 31, 2017. Total deposits were $7.3 billion at June 30, 2018, up $173.8 million, or 2.4%, from December 31, 2017, reflecting growth in core and municipal deposits. Stockholders’ equity was $978.9 million, representing a total equity-to-total assets ratio of 10.34% at June 30, 2018, compared with $958.2 million or a total equity-to-total assets ratio of 10.49% at December 31, 2017.

Dividend

The NBT Board of Directors approved a third-quarter 2018 cash dividend of $0.25 per share at a meeting held today. The dividend will be paid on September 14, 2018 to shareholders of record as of August 31, 2018.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.5 billion at June 30, 2018. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 152 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Retirement Plan Services, based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2018		2017
Profitability:	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Diluted earnings per share	$0.64	$0.59	$0.40	$0.52	$0.49
Weighted average diluted common shares outstanding	44,016,940	43,975,248	43,957,571	43,914,536	43,901,207
Return on average assets (1)	1.21%	1.15%	0.77%	1.00%	0.95%
Return on average equity (1)	11.64%	10.99%	7.27%	9.55%	9.11%
Return on average tangible common equity (1)(3)	17.08%	15.95%	10.65%	13.99%	13.46%
Net interest margin (1)(2)	3.57%	3.57%	3.52%	3.47%	3.44%

	6 Months ended June 30,
Profitability:	2018	2017
Diluted earnings per share	$1.23	$0.95
Weighted average diluted common shares outstanding	43,991,731	43,886,536
Return on average assets (1)	1.18%	0.94%
Return on average equity (1)	11.32%	9.02%
Return on average tangible common equity (1)(4)	16.52%	13.36%
Net interest margin (1)(2)	3.57%	3.45%

(1) Annualized.
(2) Calculated on a FTE basis.
(3) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2018		2017
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net income	$28,121	$25,986	$17,637	$22,876	$21,359
Amortization of intangible assets (net of tax)	822	686	594	613	642
Net income, excluding intangibles amortization	$28,943	$26,672	$18,231	$23,489	$22,001

Average stockholders' equity	$969,029	$959,044	$962,660	$950,557	$940,897
Less: average goodwill and other intangibles	289,250	281,027	283,554	284,536	285,388
Average tangible common equity	$679,779	$678,017	$679,106	$666,021	$655,509

(4) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	6 Months ended June 30,
	2018	2017
Net income	$54,107	$41,638
Amortization of intangible assets (net of tax)	1,508	1,239
Net income, excluding intangibles amortization	$55,615	$42,877

Average stockholders' equity	$964,064	$930,529
Less: average goodwill and other intangibles	285,161	283,094
Average tangible common equity	$678,903	$647,435

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2018		2017
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance sheet data:
Securities available for sale	$1,192,939	$1,265,912	$1,255,925	$1,357,614	$1,365,521
Securities held to maturity	544,163	487,126	484,073	494,309	515,628
Net loans	6,786,613	6,576,924	6,515,273	6,398,584	6,301,311
Total assets	9,467,138	9,230,834	9,136,812	9,155,396	9,076,418
Total deposits	7,344,449	7,393,928	7,170,636	7,231,236	7,015,284
Total borrowings	1,028,971	776,032	909,188	872,060	1,021,339
Total liabilities	8,488,209	8,278,104	8,178,635	8,200,158	8,136,057
Stockholders' equity	978,929	952,730	958,177	955,238	940,361

Asset quality:
Nonaccrual loans	$24,006	$25,426	$25,708	$23,453	$29,134
90 days past due and still accruing	2,209	2,934	5,410	3,388	2,849
Total nonperforming loans	26,215	28,360	31,118	26,841	31,983
Other real estate owned	4,349	4,949	4,529	4,230	4,747
Total nonperforming assets	30,564	33,309	35,647	31,071	36,730
Allowance for loan losses	72,450	70,200	69,500	68,350	66,600

Asset quality ratios (total):
Allowance for loan losses to total loans	1.06%	1.06%	1.06%	1.06%	1.05%
Total nonperforming loans to total loans	0.38%	0.43%	0.47%	0.42%	0.50%
Total nonperforming assets to total assets	0.32%	0.36%	0.39%	0.34%	0.40%
Allowance for loan losses to total nonperforming loans	276.37%	247.53%	223.34%	254.65%	208.24%
Past due loans to total loans	0.50%	0.53%	0.63%	0.63%	0.59%
Net charge-offs to average loans (1)	0.39%	0.42%	0.43%	0.38%	0.42%

Asset quality ratios (originated) (2):
Allowance for loan losses to loans	1.11%	1.12%	1.12%	1.13%	1.13%
Nonperforming loans to loans	0.36%	0.41%	0.46%	0.39%	0.48%
Allowance for loan losses to nonperforming loans	306.08%	273.54%	243.85%	289.67%	235.08%
Past due loans to loans	0.50%	0.53%	0.65%	0.65%	0.61%

Capital:
Equity to assets	10.34%	10.32%	10.49%	10.43%	10.36%
Book value per share	$22.43	$21.84	$22.01	$21.94	$21.61
Tangible book value per share (3)	$15.73	$15.41	$15.54	$15.42	$15.06
Tier 1 leverage ratio	9.28%	9.26%	9.14%	9.12%	9.08%
Common equity tier 1 capital ratio	10.04%	10.12%	10.06%	10.08%	9.96%
Tier 1 capital ratio	11.35%	11.48%	11.42%	11.46%	11.36%
Total risk-based capital ratio	12.34%	12.47%	12.42%	12.45%	12.32%
Common stock price (end of period)	$38.15	$35.48	$36.80	$36.72	$36.95

(1) Annualized.
(2) Non-GAAP measure - Excludes acquired loans.
(3) Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	June 30,	December 31,
Assets:	2018	2017
Cash and due from banks	$149,723	$156,852
Short-term interest bearing accounts	2,760	2,812
Equity securities, at fair value (1)	24,293	-
Securities available for sale, at fair value (1)	1,192,939	1,255,925
Securities held to maturity (fair value $532,979 and $481,871)	544,163	484,073
Trading securities (1)	-	11,467
Federal Reserve Bank and Federal Home Loan Bank stock	54,223	46,706
Loans	6,859,063	6,584,773
Less allowance for loan losses	72,450	69,500
Net loans	$6,786,613	$6,515,273
Premises and equipment, net	78,578	81,305
Goodwill	274,769	268,043
Intangible assets, net	17,630	13,420
Bank owned life insurance	174,952	172,388
Other assets	166,495	128,548
Total assets	$9,467,138	$9,136,812

Liabilities and stockholders' equity:
Demand (noninterest bearing)	$2,343,948	$2,286,892
Savings, NOW, and money market	4,136,449	4,076,978
Time	864,052	806,766
Total deposits	$7,344,449	$7,170,636
Short-term borrowings	853,997	719,123
Long-term debt	73,778	88,869
Junior subordinated debt	101,196	101,196
Other liabilities	114,789	98,811
Total liabilities	$8,488,209	$8,178,635

Total stockholders' equity	$978,929	$958,177

Total liabilities and stockholders' equity	$9,467,138	$9,136,812

(1) Available for sale and trading equity securities amounts reclassified from securities available for sale and trading securities to equity securities for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Interest, fee and dividend income:
Interest and fees on loans	$74,172	$65,286	$144,615	$129,313
Securities available for sale (1)	7,003	7,218	13,929	14,227
Securities held to maturity	2,811	2,736	5,436	5,517
Other	781	654	1,547	1,273
Total interest, fee and dividend income	$84,767	$75,894	$165,527	$150,330
Interest expense:
Deposits	$5,079	$3,536	$9,010	$7,010
Short-term borrowings	2,455	1,366	4,421	2,505
Long-term debt	452	599	928	1,205
Junior subordinated debt	1,040	772	1,941	1,498
Total interest expense	$9,026	$6,273	$16,300	$12,218
Net interest income	$75,741	$69,621	$149,227	$138,112
Provision for loan losses	8,778	7,567	16,274	14,946
Net interest income after provision for loan losses	$66,963	$62,054	$132,953	$123,166
Noninterest income:
Insurance and other financial services revenue	$5,826	$5,621	$12,330	$12,391
Service charges on deposit accounts	4,246	4,161	8,218	8,138
ATM and debit card fees	5,816	5,518	11,089	10,468
Retirement plan administration fees	7,296	5,437	12,635	9,609
Trust	5,265	5,161	10,143	9,693
Bank owned life insurance income	1,217	1,218	2,564	2,629
Net securities gains	91	2	163	2
Other (1)	4,401	3,186	8,293	6,124
Total noninterest income	$34,158	$30,304	$65,435	$59,054
Noninterest expense:
Salaries and employee benefits (2)	$37,726	$33,503	$74,293	$67,736
Occupancy	5,535	5,184	11,654	11,354
Data processing and communications	4,508	4,229	8,787	8,427
Professional fees and outside services	3,336	3,609	6,828	6,641
Equipment	4,151	3,793	8,189	7,491
Office supplies and postage	1,504	1,640	3,077	3,248
FDIC expense	1,092	1,136	2,293	2,314
Advertising	700	656	1,037	1,046
Amortization of intangible assets	1,096	1,039	2,010	2,006
Loan collection and other real estate owned, net	908	664	2,245	1,943
Other (2)	4,332	4,868	8,747	9,397
Total noninterest expense	$64,888	$60,321	$129,160	$121,603
Income before income tax expense	$36,233	$32,037	$69,228	$60,617
Income tax expense	8,112	10,678	15,121	18,979
Net income	$28,121	$21,359	$54,107	$41,638
Earnings Per Share:
Basic	$0.64	$0.49	$1.24	$0.96
Diluted	$0.64	$0.49	$1.23	$0.95

Note:  Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior period from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2018		2017
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income:
Interest and fees on loans	$74,172	$70,443	$69,697	$68,086	$65,286
Securities available for sale (1)	7,003	6,926	7,059	7,278	7,218
Securities held to maturity	2,811	2,625	2,671	2,746	2,736
Other	781	766	803	737	654
Total interest, fee and dividend income	$84,767	$80,760	$80,230	$78,847	$75,894
Interest expense:
Deposits	$5,079	$3,931	$3,817	$3,648	$3,536
Short-term borrowings	2,455	1,966	1,621	1,870	1,366
Long-term debt	452	476	505	589	599
Junior subordinated debt	1,040	901	836	810	772
Total interest expense	$9,026	$7,274	$6,779	$6,917	$6,273
Net interest income	$75,741	$73,486	$73,451	$71,930	$69,621
Provision for loan losses	8,778	7,496	8,153	7,889	7,567
Net interest income after provision for loan losses	$66,963	$65,990	$65,298	$64,041	$62,054
Noninterest income:
Insurance and other financial services revenue	$5,826	$6,504	$5,605	$5,536	$5,621
Service charges on deposit accounts	4,246	3,972	4,351	4,261	4,161
ATM and debit card fees	5,816	5,273	5,347	5,557	5,518
Retirement plan administration fees	7,296	5,339	5,332	5,272	5,437
Trust	5,265	4,878	4,966	4,927	5,161
Bank owned life insurance income	1,217	1,347	1,262	1,284	1,218
Net securities gains (losses)	91	72	1,869	(4)	2
Other (1)	4,401	3,892	2,740	3,945	3,186
Total noninterest income	$34,158	$31,277	$31,472	$30,778	$30,304
Noninterest expense:
Salaries and employee benefits (2)	$37,726	$36,567	$33,812	$33,674	$33,503
Occupancy	5,535	6,119	5,280	5,174	5,184
Data processing and communications	4,508	4,279	4,242	4,399	4,229
Professional fees and outside services	3,336	3,492	3,751	3,107	3,609
Equipment	4,151	4,038	4,001	3,733	3,793
Office supplies and postage	1,504	1,573	1,604	1,432	1,640
FDIC expense	1,092	1,201	1,196	1,257	1,136
Advertising	700	337	1,033	665	656
Amortization of intangible assets	1,096	914	961	993	1,039
Loan collection and other real estate owned, net	908	1,337	1,136	1,684	664
Other (2)	4,332	4,415	6,428	4,483	4,868
Total noninterest expense	$64,888	$64,272	$63,444	$60,601	$60,321
Income before income tax expense	$36,233	$32,995	$33,326	$34,218	$32,037
Income tax expense	8,112	7,009	15,689	11,342	10,678
Net income	$28,121	$25,986	$17,637	$22,876	$21,359
Earnings Per Share:
Basic	$0.64	$0.60	$0.40	$0.52	$0.49
Diluted	$0.64	$0.59	$0.40	$0.52	$0.49

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior periods from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q2 - 2018		Q1 - 2018		Q4 - 2017		Q3 - 2017		Q2 - 2017
Assets:
Short-term interest bearing accounts	$3,574	5.16%	$2,818	5.18%	$5,804	2.39%	$9,000	2.42%	$9,497	1.82%
Securities available for sale (1)(3)	1,266,304	2.23%	1,273,634	2.22%	1,313,870	2.16%	1,374,739	2.13%	1,363,314	2.15%
Securities held to maturity (1)	503,501	2.50%	482,375	2.48%	490,182	2.68%	506,324	2.66%	513,888	2.63%
Investment in FRB and FHLB Banks	48,184	6.12%	46,844	6.32%	44,320	6.87%	49,902	5.42%	46,132	5.31%
Loans (2)	6,750,710	4.41%	6,592,447	4.34%	6,528,449	4.25%	6,400,287	4.23%	6,294,056	4.17%
Total interest earning assets	$8,572,273	3.99%	$8,398,118	3.92%	$8,382,625	3.84%	$8,340,252	3.80%	$8,226,887	3.75%
Other assets (3)	766,604		746,172		747,468		759,636		753,383
Total assets	$9,338,877		$9,144,290		$9,130,093		$9,099,888		$8,980,270

Liabilities and stockholders' equity:
Money market deposit accounts	$1,699,956	0.43%	$1,655,308	0.27%	$1,725,242	0.25%	$1,652,730	0.23%	$1,723,594	0.21%
NOW deposit accounts	1,222,889	0.16%	1,211,029	0.13%	1,200,651	0.12%	1,130,940	0.10%	1,138,237	0.08%
Savings deposits	1,289,062	0.06%	1,248,432	0.06%	1,215,932	0.06%	1,232,823	0.06%	1,232,301	0.06%
Time deposits	858,080	1.22%	802,959	1.13%	792,969	1.10%	805,435	1.09%	824,398	1.08%
Total interest bearing deposits	$5,069,987	0.40%	$4,917,728	0.32%	$4,934,794	0.31%	$4,821,928	0.30%	$4,918,530	0.29%
Short-term borrowings	706,694	1.39%	712,220	1.12%	684,447	0.94%	773,074	0.96%	643,971	0.85%
Long-term debt	84,676	2.14%	88,844	2.17%	81,010	2.47%	88,935	2.63%	99,865	2.41%
Junior subordinated debt	101,196	4.12%	101,196	3.61%	101,196	3.28%	101,196	3.18%	101,196	3.06%
Total interest bearing liabilities	$5,962,553	0.61%	$5,819,988	0.51%	$5,801,447	0.46%	$5,785,133	0.47%	$5,763,562	0.44%
Demand deposits	2,294,023		2,259,955		2,266,672		2,260,973		2,181,952
Other liabilities	113,272		105,303		99,314		103,225		93,859
Stockholders' equity	969,029		959,044		962,660		950,557		940,897
Total liabilities and stockholders' equity	$9,338,877		$9,144,290		$9,130,093		$9,099,888		$8,980,270

Interest rate spread		3.38%		3.41%		3.38%		3.33%		3.31%
Net interest margin (FTE)		3.57%		3.57%		3.52%		3.47%		3.44%

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.
(3) For purposes of the average balance sheet presentation, equity securities amounts reclassified for the current period from securities available for sale to other assets, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

Note: Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21% for 2018 and 35% for 2017.

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Six Months ended June 30,	2018			2017
Assets:
Short-term interest bearing accounts	$3,198	$82	5.17%	$11,906	$90	1.52%
Securities available for sale (1)(3)	1,269,949	14,017	2.23%	1,357,797	14,442	2.14%
Securities held to maturity (1)	492,996	6,081	2.49%	517,068	6,782	2.64%
Investment in FRB and FHLB Banks	47,518	1,465	6.22%	46,228	1,183	5.16%
Loans (2)	6,672,016	144,825	4.38%	6,252,786	129,725	4.18%
Total interest earning assets	$8,485,677	$166,470	3.96%	$8,185,785	$152,222	3.75%
Other assets (3)	756,444			750,943
Total assets	$9,242,121			$8,936,728

Liabilities and stockholders' equity:
Money market deposit accounts	$1,677,755	$2,933	0.35%	$1,705,925	$1,814	0.21%
NOW deposit accounts	1,216,992	882	0.15%	1,140,720	410	0.07%
Savings deposits	1,268,859	354	0.06%	1,204,418	329	0.06%
Time deposits	830,671	4,841	1.18%	835,840	4,457	1.08%
Total interest bearing deposits	$4,994,277	$9,010	0.36%	$4,886,903	$7,010	0.29%
Short-term borrowings	709,442	4,421	1.26%	650,669	2,505	0.78%
Long-term debt	86,749	928	2.16%	101,945	1,205	2.38%
Junior subordinated debt	101,196	1,941	3.87%	101,196	1,498	2.99%
Total interest bearing liabilities	$5,891,664	$16,300	0.56%	$5,740,713	$12,218	0.43%
Demand deposits	2,277,083			2,170,983
Other liabilities	109,310			94,503
Stockholders' equity	964,064			930,529
Total liabilities and stockholders' equity	$9,242,121			$8,936,728
Net interest income (FTE)		150,170			140,004
Interest rate spread			3.40%			3.32%
Net interest margin (FTE)			3.57%			3.45%
Taxable equivalent adjustment		943			1,892
Net interest income		$149,227			$138,112

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.
(3) For purposes of the average balance sheet presentation, equity securities amounts reclassified for the current period from securities available for sale to other assets, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

Note: Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21% for 2018 and 35% for 2017.

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

	2018		2017
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Commercial	$1,299,437	$1,252,729	$1,258,212	$1,247,753	$1,285,316
Commercial real estate	1,891,119	1,795,101	1,769,620	1,714,420	1,620,998
Residential real estate mortgages	1,350,761	1,331,587	1,321,044	1,301,377	1,274,157
Dealer finance	1,252,843	1,238,051	1,227,870	1,220,107	1,213,625
Specialty lending	507,618	470,670	439,326	408,552	401,073
Home equity	488,493	491,807	498,179	505,213	504,125
Other consumer	68,792	67,179	70,522	69,512	68,617
Total loans	$6,859,063	$6,647,124	$6,584,773	$6,466,934	$6,367,911